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                                                                  Exhibit 10.297

                      SECOND AMENDMENT TO AGREEMENT OF SALE

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE (the "SECOND AMENDMENT") is made and entered into this 15th day of April, 2004, by and between RED BOARDWALK, LLC, a Missouri limited liability company and REDBARRY, L.L.C., a Missouri limited liability company (together, "SELLER"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (hereinafter referred to as "PURCHASER").

     WHEREAS, Seller and Purchaser have previously entered into that certain letter agreement dated as of March 9, 2004 (the "ORIGINAL AGREEMENT"), as amended on April ___, 2004 (the "FIRST AMENDMENT"), for the purchase and sale of certain property in Kansas City, Platte County, Missouri more particularly described therein (the Original Agreement, together with the First Amendment and this Second Amendment, are collectively referred to as the "AGREEMENT OF SALE"); and

     WHEREAS, Seller and Purchaser desire to modify and amend the Agreement of Sale in accordance with the terms and provisions of this Second Amendment.

     NOW, THEREFORE, IT IS AGREED that the Agreement of Sale is hereby modified and amended as follows:

     1. SECTION 3, DUE DILIGENCE. Section 3 is hereby deleted in its entirety and replaced with the following:

          3. Purchaser, in order to secure the performance of Purchaser under the terms and provisions of the Contract has previously delivered to Escrowee an earnest money deposit in the amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00). Within one (1) business day following full execution of this Second Amendment by Purchaser and Seller, Purchaser shall deposit with the Escrowee the additional amount of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00). The $500,000.00 and the $1,000,000.00 are
               collectively referred to as the "EARNEST MONEY DEPOSIT". The Earnest Money Deposit shall be refundable only upon: termination of the Agreement of Sale by Purchaser provided in writing to Seller on or before April 21, 2004 (the "DUE DILIGENCE PERIOD"), or upon the failure of any condition to closing, or upon the default of Seller. Notwithstanding anything to the contrary contained in the Agreement of Sale, if all of the conditions to closing set forth in the Agreement of Sale have not been satisfied on or before December 1, 2004, then either party may terminate the Agreement of Sale and the Purchaser shall be entitled to a full refund of the Earnest Money Deposit.

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     2.   SECTION 14.2 LEASING CONTINGENCY. The first sentence of Section 14.2 is hereby deleted in its entirety and replaced with the following:

          14.2 Purchaser and Seller agree to close this transaction, provided that 80% of the property is occupied at the time of closing, with all tenants occupying their space, open for business, and paying full rent, including CAM, tax and insurance current.

     3. SECTION 11, CLOSING. The first sentence of Section 11 is hereby deleted and replaced with the following:

          11. The closing shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, within ten (10) days following satisfaction of all contingencies set forth in the Agreement of Sale ("CLOSING") at which time title to the above property shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances.

     4. Seller and Purchaser agree that this document may be signed in counterparts and delivered by facsimile, with the same force and effect as if all required signatures were contained in a single, original instrument:

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Agreement of Sale as of the day and year first above written.


                          PURCHASER:

                               INLAND REAL ESTATE ACQUISITIONS, INC.,
                               An Illinois corporation (or nominee)


                               By:  /s/ Lou Quilici
                                  -------------------------
                                    Lou Quilici, its SR VP
                                                    -------
                               Date executed:  4/15/2004
                                             --------------


                          SELLER:

                               RED BOARDWALK, LLC and REDBARRY, L.L.C., each a Missouri limited liability company

                               By:  RED BOARDWALK, LLC,
                                    a Missouri limited liability company

                                    By:   R.E.D. BARRY NORTH, L.L.C.,
                                          a Missouri limited liability company,
                                          MANAGER


                                          By:    /s/ Daniel H. Lowe
                                             --------------------------
                                                 Daniel H. Lowe,
                                                 Authorized Signatory

                               Date executed:    4.15.04
                                             --------------------------